Exhibit 99.1

NEWS RELEASE
FOR INFORMATION CONTACT:

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio  43215
www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P., CFO	Senior V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Monday, May 16, 2011

GLIMCHER ANNOUNCES AT THE MARKET EQUITY OFFERING PROGRAM

COLUMBUS, Ohio – May 16, 2011 — Glimcher Realty Trust (NYSE: GRT), announced today the commencement of an At-The-Market (“ATM”) offering program for the company’s common shares under which it may from time to time sell up to $100 million in common shares over the term of the program.

“The launching of the ATM program with its flexibility in accessing the equity markets to raise capital is consistent with our stated growth and balance sheet strategy,” said Michael P. Glimcher, Chairman of the Board and CEO.

The shares will be offered through KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC who each will serve as a sales agent for the program.  Glimcher has filed a shelf registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering of Glimcher’s common shares to which this communication relates.  Before making an investment, read the prospectus, including the related prospectus supplement, and other documents Glimcher has filed with the SEC for more complete information about Glimcher and this offering.  When available, copies of the prospectus supplement and accompanying registration statement can be obtained by contacting: KeyBanc Capital Markets Inc., Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114, telephone: 1.800.859.1783, or Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, telephone: 1.800.326.5897, email:  cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers as well as community centers.  Glimcher® is registered trademark of Glimcher Realty Trust.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRTPrF” and “GRTPrG”, respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher's reports filed with the SEC or otherwise publicly disseminated by Glimcher.